 Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$2,451
Unrealized Gain (Loss) on Market Value of Futures	604,250
Dividend Income	254
Interest Income	158
Total Income (Loss)	$607,113

Expenses
Professional Fees	$16,182
General Partner Management Fees	10,192
Prepaid Insurance Expense	271
Brokerage Commissions	212
NYMEX License Fee	204
Non-interested Directors' Fees and Expenses	179
Total Expenses	27,240
Expense Waiver	(15,345)
Net Expenses	$11,895
Net Income (Loss)	$595,218

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/14	$15,773,893
Net Income (Loss)	595,218

Net Asset Value End of Month	$16,369,111
Net Asset Value Per Share (900,000 Shares)	$18.19

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612